Exhibit 14.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101974) pertaining to the Deferred Share Plan and the Executive Stock Option Plan of Syngenta AG of our report dated February 10, 2004, with respect to the consolidated financial statements of Syngenta AG included in the Annual Report (Form 20-F) for the year ended December 31, 2003.

Ernst & Young Ltd

/s/ Conrad Löffel	/s/ Jürg Zürcher
Conrad Löffel	Jürg Zürcher

Basel, Switzerland
March 24, 2004